                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Nooney Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             The Shareholder Committee To Increase Shareholder Value At
                             Nooney Realty Trust, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           NOONEY REALTY TRUST, INC.

                                ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 1997

                            ------------------------
                                PROXY STATEMENT
                                       OF
                           THE COMMITTEE TO INCREASE
                              SHAREHOLDER VALUE AT
                           NOONEY REALTY TRUST, INC.

                                IN OPPOSITION TO
                           THE BOARD OF DIRECTORS OF
                           NOONEY REALTY TRUST, INC.

    This Proxy Statement and the enclosed GREEN Proxy Card are being furnished by a group of concerned shareholders who have formed the Committee to Increase Shareholder Value at Nooney Realty Trust, Inc. (the "Shareholder Committee" or the "Committee") to holders (the "Shareholders") of common stock, par value $1.00 per share (the "Common Stock"), of Nooney Realty Trust, Inc., a Missouri corporation (the "Trust"), in connection with the solicitation of proxies by the Shareholder Committee. The proxies will be used at the Special Meeting of Shareholders, or any other meeting of shareholders held in lieu thereof, and at any and all adjournments, postponements, reschedulings or continuations thereof (the "Special Meeting"). The Board of Directors of the Trust has scheduled the Special Meeting to be held on August 8, 1997 at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, 2nd floor, in Clayton, Missouri, at 10:00 a.m., and has set June 27, 1997 as the record date for determining shareholders entitled to notice of and to vote at such Meeting (the "Record Date"). This Proxy Statement is first being given or sent to Shareholders on or about July 10, 1997.

    THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDER COMMITTEE IN OPPOSITION TO, AND NOT ON BEHALF OF, THE TRUST'S BOARD OF DIRECTORS.

    YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED GREEN PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. PROPERLY VOTING THE ENCLOSED GREEN PROXY CARD AUTOMATICALLY REVOKES ANY PROXY PREVIOUSLY SIGNED BY YOU. REMEMBER, ONLY YOUR LATEST DATED AND SIGNED PROXY WILL BE VOTED.

                          REASONS FOR THE SOLICITATION
                IN OPPOSITION TO THE TRUST'S BOARD OF DIRECTORS

    KelCor, Inc. ("KelCor"), a member of the Shareholder Committee, filed a lawsuit on June 5, 1997, in the Circuit Court of St. Louis County, Missouri, seeking, among other things, (i) to compel the Trust's management to provide certain corporate records to KelCor as required under Missouri law, (ii) a declaratory judgment declaring the shares held by PICO Holdings, Inc. ("PICO Holdings") and its affiliates (PICO Holdings and its affiliates, including Physicians Insurance Company of Ohio, Inc. ("PICO"), are collectively referred to herein as the "PICO Group") in excess of 9.8% of the outstanding shares of the Trust to be treated as "Excess Shares" under the Trust's bylaws (the "Bylaws") and prohibiting the PICO Group from voting such Excess Shares at the annual meeting of the Shareholders and (iii) a preliminary injunction delaying the annual meeting until the Court entered its findings in the action for declaratory judgment. The Court scheduled a hearing on June 13, 1997, during which the Court, after hearing opening statements from the Trust's counsel and KelCor's counsel, recessed the hearing and suggested that both parties try to resolve their differences.

    The Trust's Board of Directors and KelCor reached an agreement (the "Settlement Agreement") whereby the Board of Directors agreed to postpone the annual shareholder meeting until after a Special Meeting of the Shareholders is held at which the only matter to be voted upon is an amendment to Article VIII of the Bylaws proposed by the Board of Directors. The proposed amendment would effectively absolve the PICO Group, as well as the Trust's Board of Directors and management, from any liability for violations of Article VIII caused when the PICO Group acquired shares in excess of 9.8% (see below). The Board of Directors agreed to hold the Special Meeting on August 8, 1997, and further agreed to require the affirmative vote of 62.0% of the issued and outstanding shares of the Trust to so amend Article VIII of the Bylaws. A copy of the Settlement Agreement is attached hereto as Appendix A and incorporated herein by this reference.

    The Shareholder Committee believes that it is in the Shareholders' best interests to oppose the proposal by the Trust's current Board of Directors to amend Article VIII, Section 8.8 of the Bylaws, as more particularly described below in "PROPOSAL 1--BOARD'S BYLAW AMENDMENT TO ARTICLE VIII". The Shareholder Committee bases its position on, among other things, the following reasons:

    (1) The Trust's Board of Directors and management have allowed and continue to allow the PICO Group to violate the Bylaws by permitting the PICO Group to acquire more than 9.8% of the Trust's Common Stock, thereby potentially jeopardizing the tax status of the Trust.

    (2) Instead of pursuing the remedies expressly provided in the Bylaws whenever a Shareholder acquires more than 9.8% of the Common Stock, the Trust's Board of Directors, which includes the President and Chief Executive Officer of PICO Holdings, Inc., seeks to amend the Bylaws to absolve the PICO Group and the Trust's Board of Directors and management from any liability to the Trust arising from such transactions.

    (3) The Shareholder Committee believes that the proposed amendment to the Bylaws not only evidences the desire of the Trust's directors to protect their personal interests, but also the interests of the PICO Group. The proposed Bylaw amendment approves the PICO Group's acquisition of the Common Stock in excess of 9.8%, but prohibits any other shareholder of the Trust from ever acquiring more than 9.8% of the Common Stock. This will ensure that the PICO Group will have greater voting power and control over the actions of the Trust as long as the PICO Group chooses to maintain its ownership of more than 9.8% of the Common Stock.

    The Shareholder Committee urges you to sign, date and return the enclosed GREEN Proxy Card. Unless otherwise indicated by you, the GREEN Proxy Card authorizes the persons named therein to vote, and such persons will vote, properly executed and duly returned proxies AGAINST the amendment to Article VIII of the Bylaws, which is proposed by the Trust's Board of Directors to ratify and approve the failure of the Board to enforce the Bylaws and to absolve the Board of Directors, management and the PICO Group of any liability for the accumulation by the PICO Group of more than 9.8% of the Common Stock. The Shareholder Committee is not presently aware of any other matters to be brought before the Special Meeting. However, if any other matter properly comes before the Special Meeting, the persons named as proxies on the enclosed GREEN proxy card will have the discretionary authority to vote all shares covered by such proxies in accordance with their best judgment with respect to such matter, unless they are directed by a proxy to do otherwise.

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    YOU MAY VOTE AGAINST THE BOARD OF DIRECTORS' AMENDMENT TO ARTICLE VIII OF
THE BYLAWS BY SIGNING AND DATING THE ENCLOSED GREEN PROXY CARD, AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU HAVE ALREADY SUBMITTED A PROXY CARD TO THE BOARD OF DIRECTORS OF THE TRUST FOR THE SPECIAL MEETING, YOU MAY CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD. ONLY YOUR LATEST DATED, PROPERLY EXECUTED PROXY CARD WILL COUNT AT THE SPECIAL MEETING.

                                   IMPORTANT

    Your vote is important. Regardless of the number of shares you own, please vote as recommended by the Shareholder Committee by signing, dating and mailing your GREEN proxy card. YOU SHOULD DISCARD ALL PROXY CARDS YOU RECEIVE FROM THE TRUST'S BOARD OF DIRECTORS. Please act today.

    A later dated proxy card in favor of the Trust's Board of Directors will revoke your vote for the Committee. Remember, only your latest dated and signed proxy card will be voted.

    IF YOU HOLD YOUR SHARES IN THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES, ONLY THEY CAN VOTE YOUR SHARES AND ONLY AFTER RECEIVING YOUR SPECIFIC INSTRUCTIONS. Please call your broker and instruct him/her to execute a GREEN proxy card on your behalf. You should also promptly sign, date and mail your GREEN proxy card when you receive it from your broker. Please do so for each separate account you maintain.

    If you have any questions about giving your proxy or require assistance in voting your shares, please call D.F. King & Co., Inc., which is assisting us on this matter, at (toll-free) 1-800-326-3066.

                           THE SHAREHOLDER COMMITTEE

    The Shareholder Committee was formed by KelCor, Inc., David L. Johnson, CPA, and Daniel W. Pishny, CPA, who are described below under "Information About the Participants in the Shareholder Committee's Proxy Solicitation; the Proxy Solicitation and Expenses." KelCor, Inc. is a Missouri corporation whose sole shareholders are David L. Johnson and his wife. The Committee was formed to seek ways to improve Shareholder value. The Committee was also formed to, among other things, attempt to force the current Board of Directors and management to pursue remedies against the PICO Group for its accumulation of shares in violation of the Bylaws and to oppose the Board's proposal to amend the Bylaws to absolve themselves and the PICO Group from any liability arising from such violation.

                                    GENERAL

PROXY INFORMATION

    As of the date of this Proxy Statement, the members of the Shareholder Committee beneficially owned, directly or indirectly, 43,113 shares of Common Stock, representing approximately 4.97% of the issued and outstanding shares of Common Stock. All of these shares were owned by either KelCor, Inc., David L. Johnson or Daniel W. Pishny.

    The shares of Common Stock represented by each GREEN Proxy Card that is properly executed and returned will be voted at the Special Meeting in accordance with the instructions marked thereon. Executed but unmarked GREEN Proxy Cards will be voted AGAINST the amendment to Article VIII of the Bylaws, which is proposed by the Board of Directors to absolve the Trust's Board of Directors and management and the PICO Group of any liability for the accumulation by the PICO Group of more than 9.8% of the Common Stock.

    With the exception of the proposed Bylaw amendment, the Shareholder Committee is not aware at the present time of any other matter scheduled to be voted upon by the holders of shares of Common Stock at the Special Meeting. If any other matter properly comes before the Special Meeting, the persons named as proxies on the enclosed GREEN proxy card will have the discretionary authority to vote all shares covered by such proxies in accordance with their best judgment with respect to such matter, unless they are directed by a proxy to do otherwise.

    IF YOU HOLD YOUR SHARES IN THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES, ONLY THEY CAN VOTE YOUR SHARES AND ONLY AFTER RECEIVING YOUR SPECIFIC INSTRUCTIONS. Please call your broker and instruct him/her to execute a GREEN proxy card on your behalf. You should also promptly sign, date and mail your GREEN proxy card when you receive it from your broker. Please do so for each separate account you maintain.

PROXY REVOCATION

    Whether or not you plan to attend the Special Meeting, the Shareholder Committee urges you to vote AGAINST the amendment to Article VIII of the Bylaws, which is proposed by the current Board of Directors to absolve the Trust's Board of Directors and management and the PICO Group of any liability for the accumulation by the PICO Group of more than 9.8% of the Common Stock. Please do so by signing, dating and returning the GREEN Proxy Card in the enclosed postage-paid envelope. You can do this even if you have already voted on the proxy card solicited by the Board of Directors. REMEMBER, ONLY YOUR LATEST DATED PROXY WILL BE VOTED.

    Execution of the GREEN Proxy Card will not affect your right to attend the Special Meeting and to vote in person. Any Shareholder who executes and delivers a proxy for use at the Special Meeting has the right to revoke it at any time before it is exercised by filing with the Shareholder Committee at c/o D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, or with the Secretary of the Trust at its principal offices located at 7701 Forsyth Boulevard, St. Louis, MO 63105, an instrument revoking it or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting. The Shareholder Committee requests that a copy of any revocation sent to the Trust also be sent to the Shareholder Committee at c/o D.F. King & Co., Inc., 77 Water Street, New York, NY 10005. Merely attending a meeting (and not voting) will not revoke any previous proxy that has been duly executed by you. The GREEN Proxy Card furnished to you by the Shareholder Committee, if properly executed and delivered, will revoke all prior proxies.

    THE SHAREHOLDER COMMITTEE URGES YOU TO SIGN, DATE AND MAIL THE GREEN PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING WITHIN THE UNITED STATES. PLEASE ACT TODAY.

QUORUM AND VOTING PROCEDURES

    According to the Settlement Agreement, there are 866,624 shares of Common Stock of the Trust issued and outstanding and entitled to vote at the Special Meeting. Only Shareholders of record at the close of business on June 27, 1997 (the Record Date), are entitled to notice of and to vote on matters that come before the Special Meeting.

    If a Shareholder is a participant in the Trust's Dividend Reinvestment Plan, the proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. All proxies will be voted in accordance with the instructions given in the proxy.

    The Shareholder Committee believes that at least 98,895 shares of the Common Stock owned by the PICO Group constitute "Excess Shares" under the Trust's Bylaws. This represents the number of shares held at one time by the PICO Group in excess of 9.8% of the outstanding shares, and thus are not entitled to vote at the Special Meeting (see discussion below in "PROPOSAL 1--BOARD'S BYLAW AMENDMENT TO ARTICLE VIII").

    Holders of the Common Stock have one vote for each share with respect to the proposal to amend Article VIII of the Bylaws. Although an amendment to the Trust's Bylaws requires the affirmative vote of only a majority of the issued and outstanding shares of the Trust, as indicated above, the current Board of

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Directors of the Trust has agreed to require the greater percentage described above (62.0%) with respect to the matters described in Proposal 1 to effectively eliminate the voting rights of the 98,895 shares purchased by the PICO Group that may be ineligible to vote with respect to the matters described in Proposal 1 because such shares were acquired in violation of the Bylaws.

    Proxies marked "abstain" on the amendment to the Bylaws and proxies marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Special Meeting. Such proxies will have the same effect as if the shares represented thereby were voted against Proposal 1 to amend the Bylaws and against any other matters. Shares not voted on proxies returned by brokers, banks or nominees will have the same effect as shares voted against the amendment to the Bylaws.

              PROPOSAL 1--BOARD'S BYLAW AMENDMENT TO ARTICLE VIII

ARTICLE VIII OF THE BYLAWS

    The Trust's Bylaws place restrictions on the accumulation of shares by the Trust's shareholders. The Bylaws contain such restrictions to ensure the Trust meets ownership tests necessary to qualify as a "real estate investment trust" or "REIT" for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). Specifically, Section 8.8(a) of the Bylaws provides that no person may acquire, directly or indirectly, in excess of 9.8% of the outstanding shares of the Trust.

    The ownership tests that an entity must meet to qualify as a REIT include, among others, the requirement that, at all times during the second half of the Trust's taxable year, no more than 50% in value of the Trust's shares may be owned, directly or indirectly, by five or fewer individuals (the so-called "Closely-Held Test"). If the Closely-Held Test is violated, the Trust loses its REIT status and its tax treatment as a REIT for five years (including the year of violation).

    Section 8.8(b) of the Trust's Bylaws provides that any acquisition of shares in excess of 9.8% shall be null and void with respect to the shares that are acquired in excess of the 9.8% limitation (the "Excess Shares"). This 9.8% limitation prevents any five shareholders from acquring more than 50% of the Trust's shares, which ensures that the Trust's REIT status will not be lost due to a violation of the Closely-Held Test. Section 8.8(b) further provides that any such Excess Shares (i) shall be considered to have been acquired by and held on behalf of the Trust, (ii) shall not be considered outstanding for quorum or voting purposes, and (iii) shall not be entitled to receive dividends, interest or any other distribution.

THE PICO GROUP'S ACQUISITION OF SHARES IN VIOLATION OF SECTION 8.8(B) OF THE
  BYLAWS

    Despite the explicit restriction in the Bylaws against owning more than 9.8% of the Common Stock (based on certain attribution rules under the Code), according to documents filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), from 1995 through 1996, the PICO Group accumulated approximately 23.3% of the Common Stock (based on the beneficial ownership rules under the 1934 Act, which differ from the attribution rules under the Code).

    As of December 31, 1995, PICO filed documents with the SEC that revealed that it had acquired 9.11% of the Trust's shares.

    On May 1, 1996, PICO informed the Trust's management that the PICO Group beneficially owned 14.29% of the Trust's outstanding stock. The Trust's management wrote to PICO SIX WEEKS LATER, on June 17, 1996, and informed PICO that the PICO Group's holding of the Trust's shares exceeded the 9.8% limit permitted by the Bylaws, and advised PICO to seek legal counsel with respect to this matter.

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    In September 1996, a member of the Trust's seven-member Board died. The
Trust's Board of Directors appointed John R. Hart, President and Chief Executive Officer of PICO, to fill the Board vacancy.

    In December 1996, despite the Trust's June 17, 1996 notice to PICO that the PICO Group was already in violation of the Bylaws' 9.8% ownership restriction, Mr. Hart disclosed in an SEC filing that, as of November 15, 1996, PICO's ownership position in the Trust had actually increased to 20.75% of the Trust's outstanding stock. On February 13, 1997, PICO Holdings disclosed that, as of December 31, 1996, the PICO Group's ownership of the Trust had increased even further, to 23.3% of all outstanding shares.

    PICO Holdings' most recent SEC filing, made as of March 19, 1997, reports the same total ownership interest in the Trust for the PICO Group, although this report reveals that PICO Group had transferred some of its Excess Shares of the Trust to affiliated entities. The PICO Group continues to claim dispositive power over the shares, but claims to have no voting authority.

    The PICO Group estimates that it has received dividends of approximately $56,000 on account of the Excess Shares.

    Beginning on March 11, 1997, David L. Johnson, as Vice President of KelCor, Inc., sent letters to Gregory J. Nooney, Jr., Chairman of the Board and Chief Executive Officer of the Trust, demanding that the Board of Directors of the Trust enforce the Bylaws with respect to the PICO Group, declare any Excess Shares held by the PICO Group to be null and void in accordance with the Bylaws, and take action to recover any dividends paid to the PICO Group on account of the Excess Shares.

    In response to KelCor's demands, the Board of Directors of the Trust held a special meeting on April 23, 1997. Although both the Bylaws' 9.8% ownership restriction and the PICO Group's violation of them are clear and unambiguous, the Board decided at the special meeting not to pursue any action against the PICO Group to enforce the Bylaws. Instead, the Board decided to propose a Bylaw amendment that would retroactively waive the Bylaws' 9.8% ownership restriction for the PICO Group, as more particularly described below.

THE PICO GROUP'S ACQUISITION OF COMMON STOCK VIOLATED MISSOURI'S
  "CONTROL SHARE ACQUISITION" STATUTE

    The Shareholder Committee believes that the PICO Group's acquisitions of Common Stock in excess of 9.8%, in addition to violating Section 8.8(b) of the Bylaws, also violated the Missouri "Control Share Acquisition" statute (the "Control Share Statute"). The Control Share Statute set forth in Section 351.015 of the Missouri Revised Statutes governs the voting rights of shares acquired in certain circumstances in which the owner of the shares acquires more than 20% of the voting power of a corporation. The Control Share Statute defines "control shares" as any shares acquired if such acquisition enables a person to exercise or direct the exercise of the voting on the election of directors of more than 20% of the total voting power. Once a person acquires "control shares," those shares are not entitled to vote unless either (1) the corporation's articles of incorporation state that the Control Share Statute does not apply, or (2) a majority of the disinterested shares votes to grant the control shares the right to vote. As described above, the PICO Group obtained approximately 23.3% of the total outstanding shares of the Trust, thus triggering the Control Share Statute restrictions. Neither of the exceptions described above apply to the Trust. Thus, even aside from the Excess Share restrictions on voting the PICO Group's stock, the Shareholder Committee believes that the Control Share Statute renders a substantial portion of the PICO Group shares ineligible to vote.

BOARD'S PROPOSAL TO AMEND ARTICLE VIII OF THE BYLAWS

    The Trust's Board of Directors at the Special Meeting proposes to amend
Section 8.8 of Article VIII of the Bylaws to read as follows:

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    (a) Except as otherwise provided in this Section 8.8, in order to guard against the concentration of ownership of Shares to an extent which is contrary to the requirements of the REIT provisions of the Internal Revenue Code (including, but not limited to, Section 856(a)(6) and 856(d)(2)(B), or successor provisions, of the Internal Revenue Code), no Person may at any time subsequent to the Trust's commencement of business operations acquire ownership of or own directly or indirectly by application of the pertinent indirect ownership rules of the Internal Revenue Code (including, but not limited to, Sections 318, 542(a), 544, 856(d)(5) and 856(h), or successor provisions, of the Internal Revenue Code) in excess of 9.8% of the value of the outstanding Shares of the Trust (the "9.8% Limit"). In addition, no Shares shall be transferred (or issued) to any Person if, following such transfer (or issuance), such Person's direct or indirect ownership of Shares would exceed the 9.8% Limit. If Shares are acquired by any Person in violation of the 9.8% Limit, such acquisition shall be valid only to the extent it does not result in a violation of the 9.8% Limit, and such acquisition shall be null and void with respect to the excess ("Excess Shares"). Excess Shares shall be deemed to have been acquired by, and to be held on behalf of, the Trust, and, as the equivalent of treasury shares for such purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution. Notwithstanding anything to the contrary contained in these By-laws, the Trust shall not be required to make any payment to any Person in respect of Excess Shares, such Excess Shares shall be forfeited to the Trust without compensation, and the Trust shall automatically become the record and beneficial owner of the Excess Shares.

    (b) The provisions of Section 8.8(a) shall not (before or after April 23,
1997) be applicable with respect to any Excess Shares acquired by any Person on or prior to April 23, 1997 (the "Exempt Shares") provided, however, that any person who owns or owned any Exempt Shares on or prior to April 23, 1997 shall not acquire ownership of or own, directly or indirectly, any additional Shares subsequent to such date if all Shares owned, directly or indirectly, by such Person after such acquisition exceeds the 9.8% Limit and, if such new Shares are in fact acquired, such new Shares shall be treated as Excess Shares.

    (c) The Trust shall, if deemed necessary or advisable to implement the provisions of this Section 8.8, include on the face or back of each Share certificate issued by the Trust an appropriate legend referring the holder of such certificate to the restrictions contained in this Section 8.8 and stating that the complete text of this Section 8.8 is on file with the Secretary of the Trust at the Trust's registered office.

    (d) Nothing herein contained shall limit the ability of the Trustees to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT under the Internal Revenue Code or otherwise minimize the risk that the Trust may become subject to federal income tax payable by the Trust.

    (e) If any provision of this Section 8.8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and the other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

    (f) Except as expressly required by the REIT Provisions of the Internal Revenue Code, nothing contained in these By-laws shall in any manner be read or understood to obligate or make the Trust, the Trustees or the officers of the Trust, responsible for making determinations relating to the number of Shares deemed to be owned by any Person for purposes of this Section 8.8.

    (g) Notwithstanding anything to the contrary contained in Article XI, these By-laws may be amended from time to time upon a vote of the majority of the Independent Directors, and without the approval of the Shareholders, if said majority of the Independent Directors determine that an amendment is necessary or advisable to protect the status of the Trust as a REIT under the REIT Provisions of the Code or otherwise minimize the federal income tax payable by the Trust.

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                         THE COMMITTEE'S RECOMMENDATION

THIS PROPOSED AMENDMENT IS NOT IN THE BEST INTERESTS OF THE TRUST'S SHAREHOLDERS AND YOU SHOULD VOTE AGAINST IT FOR THE FOLLOWING REASONS:

    1.  The proposed amendment will suspend the application and enforcement of
Section 8.8(b) of the Bylaws for all periods on or prior to April 23, 1997. This is a blatant attempt on the part of the Board of Directors to absolve the PICO Group, the Trust's largest shareholder and the only shareholder who appears to have violated the 9.8% limit, from any and all liability for its violation of acquiring shares in excess of 9.8%. The proposed amendment also absolves the current Board of Directors and management from any liability for allowing the PICO Group (which is represented on the Trust's Board of Directors) to violate the Bylaws, and to continue to violate the Bylaws, after numerous written notices of such violations.

    2. Although the proposed Bylaw amendment prohibits the acquisition of the Trust's shares in excess of 9.8% (with regard to acquisitions after April 23), it absolves the Board of any accountability to the Shareholders for failing to monitor and/or enforce such restriction. The proposed Bylaw amendment provides that neither the Trust nor the officers and directors of the Trust are responsible for making determinations with respect to the number of shares that any person shall be deemed to own for purposes of Section 8.8. The effect of this proposed amendment would be that current management would not be accountable for monitoring the share ownership of Shareholders that could jeopardize the Trust's tax status and the Trust's shareholders would be forced to monitor compliance with the stock ownership limitation in order to protect the Trust's tax status (as the Shareholder Committee has done with respect to the PICO Group). The Shareholder Committee believes that management should not shirk its responsibility and duty to manage and maintain the real estate investment trust tax status that has attracted investors to purchase Common Stock of the Trust and should not be able to disclaim liability for enforcing the Bylaws, especially the Bylaw amendment that the Trust's Board of Directors is currently proposing. The Shareholder Committee believes that enforcing bylaw provisions is a fundamental duty of the board of directors of any company and that the Trust's shareholders should not relieve the Trust's Board of Directors from such duty.

    3. The Shareholder Committee also believes that the proposed Bylaw amendment should be rejected because its allows the PICO Group to continue its ownership of Excess Shares of Common Stock, while prohibiting any other shareholders to acquire Common Stock in excess of such limitation. This proposed Bylaw amendment has the effect of allowing the PICO Group to have substantially more voting power and control over the actions of the Trust than any other shareholder ever can attain. Thus, as long as the PICO Group chooses to maintain its ownership of Common Stock in excess of 9.8%, its control of the Trust will continue for as long as the proposed Bylaw amendment is in force.

    The Trust's Board of Directors, in their definitive proxy statement that was sent to Shareholders with respect to the postponed 1997 annual shareholders meeting, proposed an additional amendment to Article VIII of the Trust's Bylaws that would have enabled the "Independent" Directors of the Trust (which term INCLUDES any representatives of the PICO Group) to waive or modify periodically in their discretion any provisions of Section 8.8 of the Bylaws with respect to any shares acquired in excess of the 9.8% ownership limitation so long as the "Independent" Directors were satisfied that (a) any such acquisition would not result in the disqualification of the Trust as a real estate investment trust or otherwise subject the Trust to tax, and (b) the waiver was in the best interest of the Trust. This amendment would have granted the "Independent" Directors the authority to select who can and cannot acquire more than 9.8% of the Trust's shares. After repeated requests by and through the insistence of the Shareholder Committee, the Trust's Board of Directors has finally agreed not to propose such an amendment. Due to the Shareholder Committee bringing to light the potential abuses that could result from such an amendment (such as the possibility of allowing certain shareholders like the PICO Group to increase their holdings well in excess of 9.8% but denying attempts by other shareholders to do the same), the Trust's Board of Directors likely realized that the Shareholders would reject its clear attempt to give the Trust's Board of Directors such broad, discretionary powers.

    THE SHAREHOLDER COMMITTEE RECOMMENDS A VOTE AGAINST THE ABOVE DESCRIBED AMENDMENT TO ARTICLE VIII OF THE TRUST'S BYLAWS BY VOTING AGAINST PROPOSAL 1.

                       PLANS OF THE SHAREHOLDER COMMITTEE

    The Shareholder Committee is committed to increase the value of the Trust's Common Stock. If the Shareholder Committee is successful, with your help, in defeating Proposal 1, the Committee intends to solicit proxies at the next annual meeting of the Shareholders to take further action to attempt to increase the value of the Common Stock, including the nomination of a new slate of directors. The Shareholder Committee will recruit and nominate a slate of directors who, if elected, will replace the Nooney-affiliated management and advisory firms with one or more companies that will guarantee at least a 10% reduction in those respective fees. This change, alone, should amount to an annual reduction of approximately $20,000 in such fees. If the Shareholder Committee is not successful in defeating Proposal 1, the Committee currently does not intend to solicit proxies at the next annual meeting of the Shareholders.

                             PRINCIPAL SHAREHOLDERS

    The proxy statement that the Trust's current Board of Directors must send to the Shareholders with respect to the Special Meeting ("Board's Proxy Statement") is required to set forth information as to the number and percentage of outstanding shares beneficially owned by (i) each person known by the Trust to own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Trust, (iii) each of the five most highly paid executive officers of the Trust, and (iv) all executive officers and directors of the Trust as a group. Reference is made thereto for such information.

                   INFORMATION ABOUT THE PARTICIPANTS IN THE
                  SHAREHOLDER COMMITTEE'S PROXY SOLICITATION;
                      THE PROXY SOLICITATION AND EXPENSES

    The proxies solicited by this Proxy Statement are solicited by the Shareholder Committee. Proxies may be solicited by members of the Shareholder Committee by mail, telephone, facsimile, telegram and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record. The Shareholder Committee will reimburse such institutions for their reasonable out-of-pocket expenses.

    The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, accountants, public relations, transportation and litigation) will be borne by the Shareholder Committee, with funds provided by KelCor, Inc. The Shareholder Committee presently intends to seek reimbursement from the Trust for its reasonable expenses in connection with this solicitation and does not expect to submit such matter to a vote of security holders, unless required by law. The Shareholder Committee has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for the Special Meeting for a fee of $35,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. KelCor, Inc. will indemnify D.F. King & Co., Inc. against liabilities and expenses incurred in connection with the solicitation. Approximately 28 persons will be used by D.F. King & Co., Inc. in its solicitation efforts, which may be made by mail, telephone, facsimile, telegram and in person.

    The Shareholder Committee estimates that its total expenditures relating to the solicitation of proxies will be approximately $60,000. Total expenditures incurred to date relating to this solicitation have been approximately $10,000. In addition to the use of the mails, proxies may be solicited by the Shareholder Committee by telephone, telegram, facsimile and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation.

    The following information is provided with respect to the Shareholder Committee (KelCor, Inc., David L. Johnson and Daniel W. Pishny).

KELCOR, INC.                 KelCor, Inc. ("KelCor") was organized in February 1992 for
1100 Main, Suite 2100        the purpose of participating in the acquisition of commercial
Kansas City, MO 64105        real estate and loans secured by commercial real estate.
                             Since inception, KelCor has participated in real estate and related transactions totaling in excess of $100 million.
                             David L. Johnson and his wife own all of the issued and
                             outstanding stock of KelCor. KelCor and its affiliates
                             implement proactive asset management programs to enhance
                             property value and generate above-average returns. KelCor's current mission is to purchase multifamily projects and
                             retail shopping centers. KelCor will also purchase loans and pools of loans from lending institutions with a view to gain control of the underlying asset at substantial discounts from fair market value, based on current property cash flow. As of the date of this Proxy Statement, KelCor was the direct owner of 41,113 shares of Common Stock. In addition, David L.
                             Johnson, an affiliate of KelCor, owns 1900 shares of Common
                             Stock. As indicated below, the 1900 shares held by Mr.
                             Johnson directly and the 41,113 shares held by KelCor were purchased on a margin account with two brokers. As of the
                             date of this Proxy Statement, the amount of indebtedness with respect to the margin accounts for purchases of Common Stock of the Trust was approximately $10,000 and $200,000,
                             respectively.

DAVID L. JOHNSON, CPA        Mr. Johnson is Chairman, Chief Executive Officer, and
4617 NW Normandy Lane        majority shareholder of Maxus Properties, Inc. ("Maxus"), a
Kansas City, MO 64116        Missouri corporation located at 1100 Main, Suite 2100, Kansas
                             City, Missouri 64105, that specializes in commercial property management for affiliated owners. Maxus employs more than 200 people to manage 41 commercial properties, including more
                             than 6,400 apartment units and 300,000 square feet of retail and office space. Mr. Johnson is also currently Vice
                             President of KelCor, a Missouri corporation that specializes in the acquisition of commercial real estate. Mr. Johnson and his wife own all of the issued and outstanding stock of
                             KelCor. Mr. Johnson is a 1978 graduate of the University of
                             Missouri-- Columbia. Upon graduation, Mr. Johnson joined the international accounting firm of Arthur Andersen & Co., where he was promoted to Tax Manager in 1982. At Arthur Andersen,
                             Mr. Johnson specialized in structuring real estate
                             transactions for clients. In 1988, Mr. Johnson left Arthur
                             Andersen to pursue a career in the development, syndication and management of commercial and multi-family real estate
                             projects. Mr. Johnson is a licensed real estate broker and a certified public accountant in the State of Missouri. As of the date of this Proxy Statement, Mr. Johnson was the direct owner of 1900 shares of the Common Stock and a beneficial
                             owner of the 41,113 shares of Common Stock held by KelCor.
                             The 1900 shares held by Mr. Johnson directly and the 41,113 shares held by KelCor were purchased on margin accounts with two brokers. As of the date of this Proxy Statement, the
                             amount of indebtedness with respect to the margin accounts for purchases of Common Stock of the Trust was approximately
                             $10,000 and $200,000, respectively.

DANIEL W. PISHNY, CPA        Mr. Pishny is President, Chief Operating Officer and a
10420 England                minority shareholder of Maxus. Mr. Pishny graduated with
Overland Park, KS 66212      highest distinction from the University of Kansas in 1984
                             where he obtained a degree in business administration. After graduating, he joined the Kansas City office of KPMG Peat
                             Marwick, an international accounting firm. At KPMG Peat
                             Marwick, Mr. Pishny was promoted to Audit Manager,
                             specializing in the auditing of financial institutions. Since
                             1990, Mr. Pishny worked in the commercial real estate lending departments of two major Kansas City financial institutions.
                             Mr. Pishny is responsible for the day-to-day operations of
                             Maxus and its managed properties. As of the date of this
                             Proxy Statement, Mr. Pishny was the owner of 100 shares of the Common Stock of the Trust.

    For additional information regarding purchases and sales of Common Stock by members of the Shareholder Committee, please see Appendix B. Except as described herein and in Appendix B hereto, no member of the Shareholder Committee or any of their respective associates (i) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Trust's last fiscal year or in any currently proposed transaction, to which the Trust or any of its subsidiaries is a party where the amount involved was in excess of $60,000, (ii) is the beneficial or record owner of any securities of the Trust or any parent or subsidiary thereof, (iii) is the record owner of any securities of the Trust of which it may not be deemed to be the beneficial owner, (iv) has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Trust,
(v) has any arrangements or understandings with any nominee with respect to any securities of the Trust pursuant to which such nominee was selected as a nominee and there exist no such agreements or understandings between any nominee and any other person, or (vi) has any agreement or understanding with respect to future employment by the Trust or any arrangement or understanding with respect to any future transactions to which the Trust will or may be a party.

    See "Principal Shareholders" and the Board's Proxy Statement for information regarding persons who beneficially own more than 5% of the Common Stock and the ownership of the Common Stock by the management of the Trust.

                             ADDITIONAL INFORMATION

    Reference is made to the Board's Proxy Statement for certain information such proxy statement is required to include concerning the Common Stock, the beneficial ownership of such stock, other information concerning the Trust's management, and other matters regarding the Trust and the Special Meeting. The Trust also is required to provide to Shareholders its Annual Report to Shareholders for the year ended December 31, 1996, which contains information as to the Trust's financial condition and other matters. In addition, the Trust is required to file public reports that are publicly available. Copies of all such documents filed by the Trust, and by the Committee, are available at the Securities and Exchange Commission's web site (www.sec.gov).

    Your vote is important. Regardless of the number of shares you own, please vote as recommended by the Committee by signing, dating and mailing your GREEN proxy card. YOU SHOULD DISCARD ALL PROXY CARDS YOU RECEIVE FROM THE TRUST'S BOARD OF DIRECTORS. Please act today.

    A later dated proxy card in favor of the Trust's Board of Directors will revoke your vote for the Shareholder Committee. Remember, only your latest dated and signed proxy card will be voted.

    IF YOU HOLD YOUR SHARES IN THE NAME OF ONE OR MORE BROKERAGE FIRMS, BANKS OR NOMINEES, ONLY THEY CAN VOTE YOUR SHARES AND ONLY AFTER RECEIVING YOUR SPECIFIC INSTRUCTIONS. Please call your broker and instruct him/her to execute a GREEN proxy card on your behalf. You should also promptly sign, date and mail your GREEN proxy card when you receive it from your broker. Please do so for each separate account you maintain.

    IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE TO VOTE YOUR SHARES, PLEASE
CONTACT:

                             D.F. King & Co., Inc.
                                77 Water Street
                               New York, NY 10005
                           1-800-326-3066 (toll-free)
                                       or
                            (212) 269-5550 (collect)

                                   APPENDIX A

SETTLEMENT AGREEMENT

    THIS SETTLEMENT AGREEMENT between KelCor, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934, ("KelCor") and Nooney Realty Trust, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934, ("Nooney") is entered into as of this 24th day of June 1997.

    WHEREAS, Nooney is a publicly-traded corporation and KelCor is a shareholder of Nooney; and

    WHEREAS, KelCor has commenced an action against Nooney styled KELCOR, INC.
V. NOONEY REALLY TRUST, INC. in the Circuit Court for St. Louis County, Civil Action No. 97-- CC--01750 (the "Lawsuit") on June 5, 1997, seeking a declaratory judgment and preliminary and permanent injunctive relief barring Nooney from conducting an annual meeting of shareholders and from voting certain proxies in connection with any annual or special meeting of shareholders of the Trust, inter alia; and

    WHEREAS, the parties appeared and began argument on KelCor's motion for a preliminary injunction on June 13, 1997; and

    WHEREAS, the parties desire amicably to resolve their differences, for the sole purpose of settlement, and without admitting the merits of any position taken by either party in the course of the Lawsuit and without admitting any fault or liability.

    NOW, THEREFORE, the undersigned parties agree as follows:

    1. Nooney shall postpone its Annual Meeting of Shareholders to a date at least forty-five (45) days after the special meeting referred to in the next paragraph and, if Section 6(a) hereof is applicable pursuant to the terms of this Agreement, no later than 45 days after the court enters its order in the Lawsuit with respect to the voting rights of the "Excess Shares" of the PICO Group (as defined below in Section 5(d).

    2.  Nooney shall call a special meeting of shareholders to be held thirty
(30) days after the date on which the parties can mail their proxy materials as provided in paragraph 4, below, to vote on a single issue that shall be the same as Proposal A (except that subparagraph (f) of the amendment proposed therein will be deleted and the remaining subparagraphs appropriately re-lettered) as contained in the proxy statement filed by Nooney with the Securities and Exchange Commission ("SEC") on June 3, 1997 (the "By-Law Amendment Proposal") and, in connection with such meeting:

    a.  Nooney shall set the record date as Friday, June 27, 1997; and

    b. The affirmative vote of 62.0% of the issued and outstanding shares of Nooney will be required to pass the By-Law Amendment Proposal. As used in this Settlement Agreement, "issued and outstanding shares of Nooney" shall refer to 866,624 shares without disqualification of any shares that may be deemed Excess Shares pursuant to the present By-Law Section 8.8(b).

    3. KelCor and Nooney shall file their proxy materials regarding the By-Law Amendment Proposal with the SEC no sooner than the first (1st) business day after the fall execution of this Settlement Agreement and no later than three
(3) business days after the full execution of this Settlement Agreement.

    4. KelCor and Nooney, and each of their directors, officers and agents, shall not mail proxy solicitation materials or otherwise actively solicit proxies prior to thirteen (13) days after the full execution of this Settlement Agreement; provided, if the SEC reviews the proxy solicitation material of KelCor and/ or Nooney, both parties agree to mail such materials and conduct any other solicitation of proxies no earlier than the third (3rd) business day after the SEC has completed its reviews and notified KelCor and Nooney that it has no Rather comments. Both KelCor and Nooney agree to promptly proceed with all matters relating to the SEC review, if any, of such proxy solicitation material.

    5. KelCor and Nooney agree that the Special Meeting of Shareholders and the Annual Meeting of Shareholders will be conducted as follows:

    a. Nooney will appoint an independent inspector of elections mutually acceptable to Nooney and KelCor to tabulate votes on all matters brought before the special meeting or the annual meeting with the fees and expenses of such independent inspector to be split by Nooney and KelCor;

    b. Representatives of all shareholders will be allowed to attend the special meeting and the annual meeting;

    c. All stockholders will be provided reasonable opportunity to speak at the special meeting and annual meeting on all matters brought before the special meeting or annual meeting; and

    d. If the court determines that some of the shares of Nooney stock owned directly or indirectly by PICO Holdings, Inc. and its affiliates, as defined under the Securities Exchange Act of 1934 (collectively, the "PICO Group"), are "Excess Shares" under the Nooney Bylaws and cannot be voted at the annual meeting, then Nooney and KelCor agree to follow the court's instructions with respect to the voting of any such Excess Shares at the annual meeting.

    6. Upon the tabulation of votes on the By-Law Amendment Proposal at the special meeting of shareholders:

    a. if the By-Law Amendment Proposal receives less than 62.0% of the vote of the issued and outstanding shares of Nooney as of the record date for the special meeting of shareholders, then paragraph 6(b) of this Settlement Agreement shall be void in its entirety.

    b. if the By-Law Amendment Proposal receives 62.0% or more of the vote of the issued and outstanding shares of Nooney as of the record date for the special meeting of shareholders, then KelCor (i) shall not challenge the passage of the By-Law Amendment and Proposal, (ii) shall accept the By-Law Amendment as valid and enforceable and (iii) shall dismiss Count I of the Lawsuit with prejudice with each party to bear its own costs.

                                KELCOR, INC.

                                By:             /s/ DAVID J. JOHNSON
                                     -----------------------------------------
Witnessed:
/s/ LARRY HUEBNER
------------------------------
Its Attorney
                                NOONEY REALTY TRUST, INC.

                                By:            /s/ GREGORY J. NOONEY
                                     -----------------------------------------
Witnessed:
/s/ FREDERICK W. SCHERRER
------------------------------
Its Attorney

                                   APPENDIX B

TRANSACTIONS IN THE SECURITIES OF THE TRUST WITHIN THE PAST TWO YEARS

    The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Trust within the past two years by KelCor, Inc., David L. Johnson and Daniel W. Pishny. David L. Johnson may be deemed a beneficial owner of KelCor, Inc., but has not engaged in any purchases or sales in any other capacity except as herein provided. Each of the transactions was effected on the open market, except where otherwise noted.

                                  KELCOR, INC.

SHARES OF COMMON                   DATE OF
STOCK PURCHASED (SOLD)            PURCHASE
--------------------------------  ---------
             9,500                 12/28/95
             1,000                 01/18/96
             3,500                 01/31/96
             3,000                 02/01/96
             1,013                 02/07/96
             1,500                 02/28/96
             1,000                 03/21/96
             7,000                 03/21/96
             4,000                 07/17/96
               200                 07/26/96
             1,000                 01/15/97
               400                 01/29/97
             1,000                 02/05/97
             1,000                 05/28/97
             2,000                 05/28/97
TOTAL BENEFICIAL OWNERSHIP OF
COMMON STOCK (INCLUDING 1900
SHARES OWNED BY DAVID L.
JOHNSON)
--------------------------------
             43,013
             DAVID L. JOHNSON

SHARES OF COMMON                   DATE OF
STOCK PURCHASED (SOLD)            PURCHASE
--------------------------------  ---------
               200                 06/14/96
               200                 06/18/96
               100                 07/10/96
               400                 07/15/96
               200                 07/16/96
               200                 07/25/96
               500                 06/02/97
TOTAL BENEFICIAL OWNERSHIP OF
COMMON STOCK (INCLUDING 41,113
SHARES OWNED BY KELCOR, INC.)
--------------------------------
             43,013
             DANIEL W. PISHNY
SHARES OF COMMON                   DATE OF
STOCK PURCHASED (SOLD)            PURCHASE
--------------------------------  ---------
               100                 02/21/96
TOTAL BENEFICIAL OWNERSHIP OF
COMMON STOCK
--------------------------------
               100

                      THIS PROXY IS SOLICITED ON BEHALF OF

    THE COMMITTEE TO INCREASE SHAREHOLDER VALUE AT NOONEY REALTY TRUST, INC.

The undersigned hereby appoints KelCor, Inc., David L. Johnson and Daniel W. Pishny, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Nooney Realty Trust, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on August 8, 1997, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposal more fully described in the Committee to Increase Shareholder Value at Nooney Realty Trust, Inc. proxy statement for the meeting (receipt whereof is hereby acknowledged) and all other matters properly coming before the meeting.

    If a Shareholder is a participant in the Trust's Dividend Reinvestment Plan, the proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. All proxies will be voted in accordance with the instructions given in the proxy. Remember, only your latest dated and signed proxy will be voted.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AGAINST PROPOSAL 1 IN OPPOSITION TO THE TRUST'S BOARD OF DIRECTORS. ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON OR PERSONS NAMED AS PROXIES.

THE COMMITTEE RECOMMENDS A VOTE AGAINST PROPOSAL 1.

                                   PROPOSAL 1

1.         THE BOARD'S PROPOSED AMENDMENT TO ARTICLE VIII, SECTION 8.8 OF THE BYLAWS:

           / / AGAINST the proposed              / / FOR the proposed                  / / ABSTAIN
           amendment to the Bylaws               amendment to the Bylaws

                                                                          Dated:         , 1997
                                                                          IMPORTANT: PLEASE FILL IN DATE

                                                                          ---------------------------------------------
                                                                          Signature

                                                                          ---------------------------------------------
                                                                          Signature (if held jointly)

                                                                          ---------------------------------------------
                                                                          Title

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and give full title of such. If a partnership, please sign in partnership name by authorized person and give full title of such. This proxy votes all shares held in all capacities by the signatory.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.